SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[ X ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FNBH BANCORP, INC.
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, schedule, or registration statement no.: __________________________________________________
(3)	Filing party: ___________________________________________________________________________
(4)	Date filed: ____________________________________________________________________________

FNBH BANCORP, INC.

101 East Grand River
Howell, Michigan 48843

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FNBH Bancorp, Inc. (the “Corporation”), a Michigan corporation, will be held on May 28, 2009, at 10:00 a.m. at the main office of First National Bank in Howell, 101 East Grand River, Howell, Michigan, for the following purposes:

1.	To elect three (3) directors to hold office for three (3) year terms;

2.	To ratify the selection of BDO Seidman, LLP as the independent registered public accounting firm for 2009;

3.	To act on a proposed amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 4,200,000 shares to 7,000,000 shares of common stock; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has fixed April 6, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2009.

The accompanying Proxy Statement and the 2008 Annual Report are available at www.amstock.com/proxyservices/viewmaterials.asp and under the “Investor Relations” tab on our website (www.fnbh.com).

Whether or not you return a proxy card, you are invited to attend the Annual Meeting in person. If you need directions to the location of the meeting or additional information about attending the meeting and voting in person, please contact Nancy Morgan at (517) 545-2218 or nmorgan@fnbh.com.

By order of the Board of Directors /s/ Nancy Morgan NANCY MORGAN, Secretary

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties should sign the proxy form.

Dated: April ___, 2009

FNBH BANCORP, INC.
101 E. Grand River
Howell, Michigan 48843

PROXY STATEMENT

This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of FNBH Bancorp, Inc. (the “Corporation”), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, May 28, 2009, at 10 a.m., at the Main Office of First National Bank in Howell (the “Bank”), 101 East Grand River, Howell, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

VOTING AT THE MEETING

This Proxy Statement has been mailed on or about April 20, 2009 to all holders of record of common stock of the Corporation as of the record date. Our Board of Directors has fixed the close of business on April 6, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock, of which there were 3,128,905 shares outstanding as of the record date. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Board.

If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all of the nominees named in the Proxy Statement, FOR the amendment of the Corporation’s Restated Articles of Incorporation increasing the number of authorized shares of common stock from 4,200,000 shares to 7,000,000 shares, FOR the ratification of the appointment of our independent registered public accounting firm, FOR any adjournment or postponement of the meeting, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

To vote by telephone, shareholders of record (shareholders who have been issued a certificate representing their shares) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-766-9437) and follow the recorded instructions. To vote by Internet, go to the site http://www.voteproxy.com and follow the instructions provided.

If your shares are held through a bank or a broker (referred to as “street name”), you may also be eligible to vote your shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the Internet address that is listed.

A proxy may be revoked prior to its exercise by delivering a written notice of revocation to our Secretary, executing a subsequent proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy. If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting.

This Proxy Statement, including the Notice and Form of Proxy, along with our Annual Report is available at www.amstock.com/proxyservices/viewmaterials.asp.

ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three year terms of office. Three (3) persons have been nominated for election to the Board to serve three (3) year terms expiring at the 2012 Annual Meeting of Shareholders. The Board has nominated Richard F. Hopper, Ronald L. Long and T. Gilbert Parker to serve as directors for three (3) year terms. Mr. Hopper is an incumbent director previously elected by our shareholders. Mr. Long was appointed as a director by the Board in June 2008. Mr. Parker was appointed as a director by the Board in January 2009, subject to regulatory approval.

Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the Corporation’s proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three (3) individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast on this matter.

The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

The following information relating to the principal occupation or employment of our directors has been furnished to the Corporation by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than five (5) years, unless noted.

Name	Principal Occupation	Age	Director of Corporation Since(1)

Nominees for Election as Directors For a Term Expiring in 2012

Richard F. Hopper	Retired Partner, KPMG LLP	64	2003

Ronald L. Long	President & CEO of FNBH Bancorp, Inc. and First National	49	2008
	Bank in Howell since May 2008; President and Chief
	Executive Officer, Independent Bank East Michigan, from
	1993 through September 2007; and SVP Business Development,
	Independent Bank, from October 2007 through January 2008

T. Gilbert Parker	Retired Attorney	64	2009

Directors Whose Terms Expire in 2010

Randolph E. Rudisill(2)	Chairman & Director of American Compounding Specialties	64	1997
	since July 2005, a contract manufacturer of
	thermoplastics; and Retired President of Asahi Thermofil,
	Inc., a manufacturer of thermoplastics

Barbara Draper(3)	Retired President & CEO of FNBH Bancorp, Inc. and First	62	1984
	National Bank in Howell from April 2006 to March 2007 and
	from January 1993 to April 2004

Directors Whose Terms Expire in 2011

R. Michael Yost	Retired Director, MotorSports Programs, The Auto Club Group	60	1997

Dona Scott Laskey	Attorney	65	1973

_____________________

(1)	The Corporation was formed and organized in 1988; dates preceding 1988 reference status as a director of the Bank. All persons who are directors of the Corporation are also directors of the Bank.
(2)	Chairman of the Board of Directors of the Corporation and the Bank.
(3)	Vice Chairman of the Board of Directors of the Corporation and the Bank.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

Our Board of Directors is committed to sound and effective corporate governance practices. The Board has documented those practices in our Corporate Governance Guidelines. These Guidelines address director qualifications, director responsibilities, committee composition, periodic performance evaluations, director compensation, stock ownership guidelines and other corporate governance matters. These Corporate Governance Guidelines are available on our website at www.fnbh.com. To assist in its governance practices, the Board has established a number of standing committees, including an audit committee, compensation committee and a nominating and corporate governance committee. The charters of the audit committee, the compensation committee and the nominating and corporate governance committee are available on our website at www.fnbh.com.

Code of Ethics for Senior Financial Officers

The Board has adopted a Code of Ethics for Senior Financial Officers, which includes the principal executive officer, principal financial officer and controller. This Code is posted on our website and can be obtained free of charge through the Corporation’s Corporate Secretary at 101 East Grand River, Howell, Michigan 48843. Any changes to or waivers of the Code for the Corporation’s CEO or senior financial officers will be disclosed on our website.

Determination of Independence of Board Members

The Corporation’s common stock is not listed on Nasdaq or any other national securities exchange. Nevertheless, the Board has determined that each person who served as a director during 2008, other than Ronald L. Long, James R. McAuliffe, and Barbara Draper, the Corporation’s current and former CEOs, respectively, qualifies as an “Independent Director”, as such term is defined in Nasdaq Marketplace Rule 4200(a)(15). The Board has also determined that each member of the three (3) committees of the Board meets the independence requirements applicable to those committees as prescribed by the Nasdaq listing requirements, and, as to the audit committee, under the applicable rules of the Securities and Exchange Commission. Also, there are no family relationships between or among the directors, nominees or executive officers of the Corporation.

Meeting Attendance

Each director is expected to attend all meetings of the Board, applicable committee meetings, and the annual meeting of shareholders. Each director serving at that time attended the 2008 annual shareholder meeting. During 2008, the Board held nine (9) meetings; each director attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served.

Board Committees

During 2008, the audit committee met on six (6) occasions and consisted of directors Laskey, Scofield, Hopper, Rudisill, and Pfeffer. (Directors W. Rickard Scofield and John M. Pfeffer have resigned from the Board.) The Board has determined that Mr. Hopper qualifies as the “Audit Committee Financial Expert”, as that term is defined in the rules established by the Securities and Exchange Commission. The primary purpose of this committee is to assist the Board in overseeing (1) the quality and integrity of the Corporation’s accounting, auditing and reporting practices, (2) the performance of the Corporation’s internal audit function and independent auditor, and (3) the Corporation’s disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

During 2008, the compensation committee met on two (2) occasions and consisted of directors Rudisill, Scofield, Boss, Moore, and Pfeffer. (Directors W. Rickard Scofield, Dagmar K. Moore, and John M. Pfeffer have resigned from the Board, and Director Gary R. Boss has decided not to stand for reelection and is therefore resigned from the Board as of the 2009 Annual Meeting. Director Dona Scott Laskey was appointed to the committee in February 2009.) This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to the Corporation’s executives and officers. Our compensation committee performs an annual review of our executive officers’ cash compensation, profit sharing and stock grants to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable executives at other banks. Approximately every three years, an executive compensation study is completed by a third party. Our compensation committee’s most recent review occurred in March 2006, by Mercer Human Resource Consulting. Compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer and our Senior Vice President of Human Resources. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the compensation committee typically considers the recommendations of our President and Chief Executive Officer.

During 2008, the nominating and corporate governance committee met on three (3) occasions and consisted of directors Boss, Yost, Scofield, and Bacalis. (Directors W. Rickard Scofield and Athena Bacalis have resigned from the Board and Director Gary R. Boss has decided not to stand for reelection and is therefore resigned from the Board as of the 2009 Annual Meeting. Director Randolph E. Rudisill was appointed to the committee in February 2009.) This committee is responsible for making recommendations on the qualifications and standards to serve on the Board, identifying Board candidates and monitoring the Corporation’s corporate governance standards.

The Restated Articles of Incorporation of the Corporation contain certain procedural requirements applicable to shareholder nominations of directors. In general, shareholders may nominate a person to serve as a director if they provide written notice to the Corporation not later than thirty days prior to the first anniversary date of the preceding year’s annual meeting. The notice must include (1) the name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Securities Exchange Act of 1934 had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.

The nominating and corporate governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may use the services of such a firm in the future if it deems necessary or appropriate. The committee considers director candidates recommended by shareholders and generally evaluates any such shareholder-recommended nominees using the same standards used by the committee in evaluating other candidates. The committee has not received any recommended nominations from any shareholders in connection with the 2009 annual shareholder meeting. One (1) nominee, Richard F. Hopper, that is standing for election as director at the 2009 annual meeting is an incumbent director, previously elected by our shareholders. The other nominees are Mr. Ronald L. Long, President and CEO of the Corporation and the Bank, who was appointed to the Board in June 2008; and Mr. T. Gilbert Parker, a long standing member of the Howell community, a retired attorney, a large shareholder, and well known by the Board, who was appointed in January 2009, subject to regulatory approval.

Shareholder Communications with the Board

The Board of Directors has implemented a process by which a shareholder may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board or one or more of the directors may send a letter addressed to the Corporation’s Corporate Secretary at 101 East Grand River, Howell, Michigan 48843. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO Seidman, LLP (“BDO”) as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2009. The services provided to the Corporation and our subsidiaries by BDO for 2008 and 2007 are described under the caption “Disclosure of Fees Paid to Our Independent Registered Public Accounting Firm” below.

We are asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not legally required, the Board is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate governance. Representatives of BDO are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this matter will be required for approval. All broker non-votes will not be treated as votes cast on this matter. Shares voted as abstentions will be counted as votes cast and therefore will have the effect of a negative vote.

If our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Corporation and our shareholders.

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of
BDO as the independent registered public accounting firm.

PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously adopted a resolution, subject to shareholder approval, to amend the first paragraph of Article III of the Restated Articles of Incorporation to read as follows:

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 7,030,000 shares, of which 7,000,000 shares shall be common stock, without par value, and 30,000 shares shall be preferred stock, without par value.

This amendment will increase our authorized common stock from 4,200,000 shares to 7,000,000 shares. The purpose of the amendment is to provide additional shares of common stock for future issuance. As of April 6, 2009, there were approximately 3,128,905 shares of common stock issued and outstanding, 215,118 shares reserved for issuance under our stock compensation plans, and 855,977 shares of common stock that remain available for future issuance. We also have 30,000 shares of preferred stock authorized, but not issued, at April 6, 2009. This proposed amendment will not affect these shares.

The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board greater flexibility and provide sufficient shares available for issuance if needed to augment our capital base or for other general corporate purposes.

If our shareholders approve the amendment, it will become effective upon the filing of a Certificate of Amendment to our Restated Articles of Incorporation with the Department of Energy, Labor & Economic Growth of the State of Michigan, which we expect to occur promptly following the Annual Meeting.

Purpose of the Amendment

The purpose of this proposed increase in authorized common stock is to make available additional shares of common stock for issuance for business and finance purposes in the future. Given the prevailing, uncertain economic conditions, we may desire to issue common stock from time to time in the future to raise additional capital necessary to support our growth or provide a stronger capital base. Increasing the authorized number of shares of common stock will provide the Corporation with greater flexibility and will allow the issuance of additional shares of common stock without further shareholder approval, subject to applicable law. The potential uses of the additional authorized shares of common stock may include:

•	financing transactions, such as public or private offerings of common stock or convertible securities;
•	debt or equity restructuring or refinancing transactions;
•	corporate transactions, such as stock splits or stock dividends;
•	acquisitions;
•	our stock incentive plans; and
•	other corporate purposes that have not yet been identified.

At present, the Board of Directors has no immediate or specific plans to issue the additional shares of common stock. However, based on recent losses incurred by the Bank, the asset quality issues faced by the Bank, and our general financial condition, it is reasonable to assume that the Corporation will need to issue additional common stock, or other debt or equity securities convertible into common stock, in the near future. The Board intends to issue any such securities on terms it deems to be in the best interest of the Corporation and its shareholders.

Effect of the Amendment

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. Under our Restated Articles of Incorporation, our shareholders do not have preemptive rights with respect to our common stock. Thus, if our Board of Directors elects to issue additional shares of our common stock, existing holders of our common stock would not have any preferential rights to purchase such shares.

The additional shares of common stock that would become available for issuance if this amendment is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Corporation. For example, without further shareholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this amendment to increase the authorized common stock has been prompted by the business and financial considerations described above and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), shareholders should be aware that approval of this amendment could facilitate future efforts by us to deter or prevent changes in control.

Under the Michigan Business Corporation Act, our shareholders are not entitled to dissenter’s rights with respect to the amendment of the Restated Articles of Incorporation to increase the authorized shares of common stock.

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation is required for the approval of this proposed amendment. Both abstentions and broker non-votes will have the effect of a negative vote. Unless otherwise directed by a shareholder’s proxy, the persons named as proxy voters in the accompanying proxy will vote FOR this amendment.

The Board of Directors recommends a vote FOR this proposal to amend the Restated Articles of
Incorporation to increase the number of shares of authorized common stock.

ADJOURNMENT OR POSTPONEMENT
OF THE MEETING

If at the Annual Meeting the number of shares of the Corporation’s common stock present or represented and voting in favor of the Certificate of Amendment to the Restated Articles of Incorporation is insufficient to approve the amendment, the Corporation’s management may move to adjourn or postpone the meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of the amendment. In that event, you may be asked to vote only upon the election of the director nominees, the ratification of our independent registered public accounting firm, and the adjournment or postponement proposal and not on the proposal to amend our Restated Articles of Incorporation.

In this proposal, the Corporation is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning or postponing the meeting. Among other things, approval of the adjournment or postponement proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend the Restated Articles of Incorporation have been received, the Corporation could adjourn or postpone the meeting without a vote on the proposed amendment and seek to convince the holders of those shares to change their votes to votes in favor of the proposed amendment.

The adjournment or postponement proposal requires that holders of more of the Corporation’s shares vote in favor of the adjournment or postponement proposal than vote against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. No proxy that is specifically marked AGAINST the proposal to amend the Restated Articles of Incorporation will be voted in favor of the adjournment or postponement proposal, unless it is specifically marked FOR the discretionary authority to adjourn or postpone the meeting to a later date.

The Corporation’s Board of Directors believes that if the number of shares of its common stock present or represented at the meeting and voting in favor of the proposal to amend the Restated Articles of Incorporation is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

The Board of Directors recommends a vote FOR the proposal to adjourn or postpone the Annual Meeting, if necessary.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2008.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

Dona Scott Laskey	Richard F. Hopper	Randolph E. Rudisill

DISCLOSURE OF FEES PAID TO
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following sets forth the fees billed to the Corporation for the fiscal years ended December 31, 2008 and December 31, 2007 by BDO Seidman, LLP, the Corporation’s principal accounting firm:

		2008	2007

BDO Seidman, LLP
Audit Fees(1)		$259,155	$285,015
Audit Related		-	-
Tax Fees(2)		18,580	23,275
Other		-	-
	Total	$277,735	$308,290

(1)	Audit fees also include fees for audit services related to compliance with Section 404 of the Sarbanes-Oxley Act regarding our internal control over financial reporting.
(2)	Consists primarily of tax consulting and tax return preparation.

The audit committee has established a pre-approval policy for audit, audit related and tax services that can be performed by the Corporation’s independent registered public accounting firm. Under this pre-approval policy, the audit committee is required to approve, in advance of the services being rendered, any audit, audit related or tax services to be provided by the Corporation’s then independent registered public accounting firm. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the audit committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Corporation has no paid employees. The Corporation’s subsidiary, First National Bank in Howell, employs all the officers and employees. Decisions on the compensation of the Bank’s executive officers are made by the Chief Executive Officer. The Chief Executive Officer’s compensation is decided upon by the Board of Directors upon recommendation from the Board’s compensation committee. This section discusses the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides information regarding the manner and context in which compensation is awarded to and earned by our executive officers and perspective to the data presented in the tables and other quantitative information that follows this section.

Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. Our executives’ compensation has three primary components; salary, an annual profit sharing cash bonus incentive, and long-term compensation in the form of stock grant awards. In addition, we provide our executives with benefits that are generally available to our salaried employees. We believe that each of these elements of compensation is appropriate and required to meet the above-stated objectives.

Salaries. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment. We take into account the base salaries paid by similar organizations in the financial services industry and the base salaries of other private and public banks with which we believe we compete for talent. To this end, we subscribe to certain executive compensation surveys and review them periodically when making a crucial executive hiring decision and annually when we review executive compensation. Additionally, as described in more detail below, we have used the services of Mercer Human Resource Consulting when hiring, reviewing and designing our executive compensation plans.

Annual Incentive Compensation. The profit sharing bonus incentive is paid based on the Bank’s earnings relative to a selected group of peer banks. Executives and employees participate in the same plan, with a tiered payout schedule. Under the plan, and as explained in more detail below, if the Bank’s return on assets is at the 50th percentile or above of the Bank’s peer group, executives earn from 15 to 40 percent of their base compensation as a cash bonus. This incentive plan is designed to encourage executives to focus on achieving outstanding financial results for the Bank.

Long-Term Compensation. Stock grants are utilized to reward and incent long-term performance. These grants are intended to retain and reward key executives, and they produce significant value for each executive if the Bank’s performance is outstanding and if the executive has an extended tenure. These awards are made under the terms of our Long-Term Incentive Plan approved by our shareholders.

We view the three components of our executive compensation as related but distinct. Although our compensation committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance, and other information we deem relevant, such as the survey data referred to above and the Bank’s performance against peers. While we believe that salary and cash incentive bonuses are important to executives, stock grant awards are also a primary motivator in attracting and retaining executives.

Except as described below, our compensation committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award. The committee’s objective is to pay competitive total compensation to attract, motivate and retain the executive team.

We account for the equity compensation expense for our employees under the rules of SFAS 123R, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

The compensation plans will be reviewed by the compensation committee during 2009 to ensure that the Company’s plans and practices attract, retain, and appropriately reward employees and that they are tied to overall corporate results.

Benchmarking of Base Compensation and Equity Holdings

No material changes were made to our compensation plans or programs in 2008.

In 2006, Mercer Human Resources Consulting conducted an Executive Compensation Study for the Bank. The report compared our executive compensation with that of 15 comparably sized companies in the financial services industry in the north central region, including Firstbank Corp.; LNB Bancorp, Inc.; IBT Bancorp, Inc.; Dearborn Bancorp, Inc.; United Bancorp, Inc.; Fentura Financial, Inc.; United Bancshares, Inc.; O.A.K. Financial Corp.; Peoples State Bank; Tower Financial Corp.; Croghan Bancshares, Inc.; Rurban Financial Corp.; St. Joseph Capital Corp.; Community Central Bank Corp.; and National Bancshares Corp. Our compensation committee realizes that benchmarking the Corporation’s compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of the Corporation’s compensation practices is useful. No material changes were made to our compensation plans or programs as a result of the study.

Base Compensation

Upon hiring Ronald Long as the President and CEO of the Corporation and the Bank in May of 2008, his base salary of $270,000 was established by the Board of Directors, upon recommendation by the compensation committee, based on the factors described above, including a review of base salaries for chief executive positions at comparable institutions.

Given our 2008 financial performance, all executive and senior officer salaries were frozen for 2009 at the 2008 levels.

Equity Compensation

We do not have any program, plan or obligation that requires us to grant equity compensation to any executive on specified dates. The authority to make equity grants to executive officers rests with our compensation committee (subject to ratification by the full Board of Directors), although the compensation committee does consider the recommendations of its President and Chief Executive Officer in making awards to other executives. Stock grants were awarded to certain key employees in early 2008 based on the prior year’s performance. The awards are intended to recognize executives for their contributions to the Bank’s success and allow the employee to participate in the Bank’s future. The market value of the restricted stock grants made in 2008, based upon the market value of the Corporation’s stock at the date of the grant, equaled 38% of the CEO’s base salary, 20% of the CFO’s base salary, and 15% of the SVP of Human Resource’s base salary.

As a result of the Bank’s overall 2008 financial results, no equity awards were made in 2009 for 2008 individual performance.

Cash Incentive Bonuses

Yearly cash incentive bonuses for our executives are established under the terms of the profit sharing bonus incentive plan. Annually, the compensation committee reviews and approves the profit sharing payout levels. The plan payout schedule is based on the Bank’s return on assets relative to a selected peer group of banks. At the executive and officer level, when the Bank’s performance is at the threshold 50th percentile of peers, the payout is 15% of their base salary; if performance is at the target 75th percentile, the payout is 33% of base salary; and at the superior 90th percentile, the payout is 40% of base salary, with a sliding scale between the thresholds up to the superior ranking.

As a result of the Bank’s overall 2008 financial results, no cash incentive bonuses were earned or paid for 2008 performance.

Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as health insurance, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer other than the CEO (which perquisites are described below) in 2008.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Corporation’s “principal executive officer” (of which there were two during 2008), “principal financial officer” and three additional highest paid executive officers (our “Named Executive Officers”) for the year ended December 31, 2008.

Name & Principal Position	Year	Salary	Bonus		Stock Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total

Ronald L. Long
President & Chief Executive	2008	$172,904					$13,963		$186,867
Officer (1)

James R. McAuliffe
President & Chief Executive	2008	115,000			$83,100		27,256		225,356
Officer (2)	2007	103,677					38,895		142,572

Janice Trouba
Senior Vice President &	2008	143,850			27,404		16,369	(5)	187,623
Chief Financial Officer	2007	137,000	$16,440	(4)	25,279		14,527	(5)	193,246
	2006	126,500			21,667	$40,607	13,468	(5)	202,242

Robin Naudi
Senior Vice President &	2008	123,622							123,622
Senior Lender (6)

Nancy Morgan
Senior Vice President	2008	121,540			17,706		12,732	(7)	151,978
Human Resources	2007	118,000	14,160	(4)	16,179		12,409	(7)	160,748
	2006	108,000			15,584	34,668	11,396	(7)	169,648

(1)	Mr. Long was hired May 12, 2008, as President and CEO. Other compensation includes a car allowance of $5,425 and country club fees totaling $8,175. Mr. Long’s country club membership has been cancelled effective January 2009. Mr. Long will receive $65,000 upon his relocation to Livingston County (of which $43,334 was accrued in 2008 with the remaining $21,666 to be accrued in 2009). This amount is not reflected in the table above.

(2)	Mr. McAuliffe was President and CEO from August 17, 2007 through May 11, 2008 and was retained on a consulting basis through May 31, 2008. Salary of $115,000 in 2008 includes amounts deferred by Mr. McAuliffe under the terms of his deferred compensation agreement. Other compensation in 2008 for Mr. McAuliffe includes reimbursement of $15,451 for housing and travel expenses and a tax gross-up of $6,384. Other compensation for Mr. McAuliffe in 2007 includes reimbursement of social security benefits of $11,555 and $17,756 for housing and travel expenses and a tax gross-up on these amounts of $9,743.

(3)	Reflects amount of restricted stock grant awards recognized for reporting purposes in accordance with FAS 123R and the assumptions described in the Corporation’s audited financial statements and footnotes for the year ended December 31, 2008. The grant date fair value of stock awards during 2008 is included in the Grants of Plan Based Awards table below.

(4)	Discretionary bonus for 2007 in lieu of profit sharing.

(5)	Employer contributions to the Bank’s 401(k) Plan were $12,770 in 2006, $13,820 in 2007 and $14,505 in 2008.

(6)	Mr. Naudi resigned as of March 6, 2009.

(7)	Employer contributions to the Bank’s 401(k) Plan were $10,800 in 2006, $11,800 in 2007 and $12,154 in 2008.

Grants of Plan Based Awards

The following table reflects the grant of plan-based awards in 2008 to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)

Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock Awards(2)

Ronald L. Long	-	$40,500	$89,100	$108,000	-	-

James R. McAuliffe	3/13/08	-	-	-	3,031	$39,403
	6/12/08				3,754	43,697

Janice B. Trouba	3/13/08	21,578	47,471	57,540	2,108	27,404

Robin Naudi	-	-	-	-	-	-

Nancy Morgan	3/13/08	18,231	40,108	48,616	1,362	17,706

(1)	Reflects the amounts that may be earned by each Named Executive Officer under our Profit Sharing Bonus Incentive Plan for performance during 2008.

(2)	Grant date values are computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by our Named Executive Officers on December 31, 2008. None of our Named Executive Officers hold any options to acquire shares of our Corporation’s common stock.

	Stock Awards
Name	Number of Shares or Units of Stock that have not Vested(1)	Market Value of Shares or Units of Stock that have not Vested(2)

Ronald L. Long	-	-

James R. McAuliffe	-	-

Janice B. Trouba	2,796	$12,301

Robin Naudi	-	-

Nancy Morgan	1,879	$8,266

(1)	Shares granted vest rateably over a five year period on the first of each year following the grant date.

(2)	The market value of the shares of restricted stock that have not vested is based on the closing price of our common stock as of December 31, 2008.

Option Exercises and Stock Awards Vested

The following table provides information on the number of shares of stock vested during 2008 for our Named Executive Officers. No options are outstanding.

Name & Principal Position	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Ronald L. Long	-	-

James R. McAuliffe	6,785	$83,100

Janice B. Trouba	439	$1,944

Robin Naudi	-	-

Nancy Morgan	380	$1,685

(1)	Reflects the aggregate value of the shares vested based upon the market value of our common stock on the date of vesting.

Nonqualified Deferred Compensation

The following table shows deferred compensation contributions, earnings, and withdrawals under nonqualified deferred compensation arrangements for our Named Executive Officers.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY(3)

Ronald L. Long	-	-	-	-	-

James R. McAuliffe	$46,000	-	$1,863	-	$89,705

Janice B. Trouba	7,902	-	415	-	15,664

Robin Naudi	-	-	-	-	-

Nancy Morgan	14,573	-	701	-	29,849

The Bank’s non-qualified Supplemental Retirement Plan allows eligible executives to contribute to the Plan, pre-tax deferrals up to 50% of base compensation and cash bonuses. Mr. McAuliffe elected to defer 40% of his compensation under the terms of his deferred compensation agreement.

(1)	Amounts in this column are deferred from the salary of the Named Executive Officers in the Summary Compensation Table.

(2)	Executive employees are given a choice of investing their account balance in individual securities, including equity and fixed income securities, mutual fund families approved by the Board of Directors, or some combination of both. Account earnings are calculated based on annual contributions and individual portfolio performance which provide an account balance for each participant. Account balances and earnings are reported individually to each participant on a quarterly basis.

(3)	Represents the cumulative balance of all contributions since inception of the Supplemental Retirement Plan.

Management Continuity Agreements

A Management Continuity Agreement has been entered into with President & CEO Ronald L. Long, Senior Vice President & CFO Janice Trouba, and Senior Vice President Human Resources Nancy Morgan.

The Board of Directors of the Corporation deems the service, experience and knowledge of Senior Vice Presidents extremely valuable to the Corporation. The Bank wishes to attract and retain such well-qualified executives, and it is in the best interests of the Corporation to secure the continued services of executives notwithstanding any change in control of the Corporation.

The Corporation considers the establishment and maintenance of a sound and vital management team to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of this Corporation and its shareholders. Accordingly, the Board of Directors has authorized the execution of Management Continuity Agreements with key executives regarding their termination due to a change in control of the Corporation.

The Management Continuity Agreements provide that if there is a change in control of the Corporation and the Named Executive Officer is subsequently terminated (or the officer’s job duties or location is significantly altered) during the term of his or her agreement, the officer will be entitled to an amount payable in one lump sum. The amount will be equal to the Named Executive Officer’s base salary (meaning the highest annual salary during the three calendar year period beginning two years immediately prior to the year of the change of control). If the executive has been employed by the Corporation less than the three year period, the average base salary shall be the highest annual salary during the lesser period. The Named Executive Officer’s salary, other than for the CEO, will be multiplied by one, plus an amount equal to the average bonus (average bonus is the highest of the last three bonuses paid to the executive under the Corporation’s profit sharing plan) multiplied by the same number. The CEO’s salary will be multiplied by two.

Such amount will not be paid, however, if the termination is (i) due to death, retirement or disability; (ii) by the Corporation for cause; or (iii) by the Named Executive Officer other than for good reason (collectively, a “Disqualifying Termination”). Named Executive Officers, other than the CEO, are to receive benefits for a period of 12 months after termination, which include medical and life insurance benefits identical to those in effect just before the change control. The CEO will receive benefits for 24 months.

In general the term “cause” means (i) the willful commission of a criminal or other act that causes or will probably cause substantial economic damage to the Corporation or substantial injury to the business reputation of the Corporation; (ii) any act of fraud; (iii) willful failure to perform job duties; (iv) the order of a federal or state bank regulatory agency or a court requiring the termination of the executive.

In general “good reason” means the occurrence of any one or more of the following without the Executive’s express written consent:

1.	Assignment of duties materially different from or inconsistent with the executive’s duties, responsibilities and status of the executive’s position at any time during the six month period prior to the change of control of the Corporation, or which result in a significant reduction in executive’s authority and responsibility as an executive of the Corporation or a subsidiary;

2.	A reduction in the executive’s base salary or salary grade as of the day prior to the change of control, or the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives of the Corporation, or reduction of the executive’s most recent incentive bonus potential prior to the change of control under the Corporation’s annual incentive plan, or any complementary or successor plan.

3.	Either (a) the Corporation requiring the executive to be based at a location in excess of 25 miles from the location where the executive is currently based, or (b) in connection with any relocation of the executive with the executive’s express written consent, the failure of the Corporation or a subsidiary to pay (or reimburse the executive for) all reasonable moving expenses and the amount of any loss realized in the sale of the executive’s principal residence in connection with any such change of residence. Any gain realized upon the sale shall not offset the obligation to pay moving expenses, and the amounts payable under (b) shall be tax effected, all to the effect that the executive shall incur no loss on an after tax basis.

4.	The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform the Management Continuity Agreement, as contemplated in the agreement.

5.	Any termination of the executive’s employment that is other than for “cause”.

6.	Any termination of the executive’s employment, reduction in the executive’s compensation or benefits, or adverse change in location or duties, if such termination, reduction or adverse change occurs within six months before a change of control, is in contemplation of a change in control, or is taken to avoid the effect of the agreement should such action occur after such change in control.

7.	The failure of the Corporation to provide the executive with substantially the same fringe benefits (including, without limitation, retirement plan, health care, insurance, and paid vacations) that were provided immediately prior to the change in control, or with a package of fringe benefits that is substantially comparable in all material respects to such fringe benefits taken as a whole.

Accelerated Vesting of Equity Awards. Under the Long-Term Incentive Plan, upon a change in control, disability or retirement, any employee, including the Named Executive Officers, would be immediately vested in any outstanding awards that were unvested at the time of the change in control or death, disability or retirement.

Conditions to Receipt of Post-Employment Benefits. There are no material conditions or obligations applicable to the receipt of the post-employment benefits described herein other than standard confidentiality obligations that are applicable to all employees generally.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or awarded to each nonemployee director who served on our Board in 2008. Directors who are Corporation employees are not compensated for their service as directors.

Name	Fees Earned or Paid in Cash(1)

Bacalis, Athena	$18,200

Boss, Gary	17,600	(2)

Draper, Barb	14,700	(3)

Hopper, Richard	18,618	(4)

Laskey, Dona Scott	17,053	(5)

McAuliffe, James	10,952	(6)

Moore, Dagmar	6,015	(7)

Pfeffer, John	17,197	(8)

Rudisill, Randolph	20,298	(9)

Scofield, Rickard	25,800

Yost, Michael	21,200

TOTALS	$187,633

(1)	Includes amounts deferred by directors under our Compensation Plan for Nonemployee Directors (the “Plan”).
(2)	For Mr.Boss, includes shares allocated on a deferred basis for 2008 of 85 shares. The aggregate number of shares allocated to Mr. Boss’ account at December 31, 2008 is 6,424 shares.
(3)	For Ms. Draper, includes shares allocated on a deferred basis for 2008 of 7 shares. The aggregate number of shares allocated to Ms. Draper’s account at December 31, 2008 is 541 shares.
(4)	For Mr. Hopper, includes shares allocated on a deferred basis for 2008 of 2,367 shares. The aggregate number of shares allocated to Mr. Hopper’s account at December 31, 2008 is 6,359 shares.
(5)	For Ms. Laskey, includes shares allocated on a deferred basis for 2008 of 43 shares. The aggregate number of shares allocated to Ms. Laskey’s account at December 31, 2008 is 3,176 shares.
(6)	For Mr. McAuliffe, includes shares allocated on a deferred basis for 2008 of 1,806 shares. The aggregate number of shares allocated to Mr. McAuliffe’s account at December 31, 2008 is 10,852 shares. Mr. McAuliffe’s director fees were terminated at the time of his election as our President and CEO and resumed after his retirement.
(7)	For Ms. Moore, includes shares allocated on a deferred basis for 2008 of 511 shares. The aggregate number of shares allocated to Ms. Moore’s account at December 31, 2008 is 511 shares.
(8)	Represents the dollar value of shares acquired on a current basis under the Plan.
(9)	For Mr. Rudisill, includes shares allocated on a deferred basis for 2008 of 2,439 shares. The aggregate number of shares allocated to Mr. Rudisill’s account at December 31, 2008 is 12,186 shares.

Effective January 1, 2009, our directors, who also serve as directors of the Bank, are paid an annual retainer of $9,000, payable monthly. In addition, each director is paid $300 for each regularly scheduled Board committee meeting attended. No fees are paid to directors who are also employees of the Bank. The Chairman of the Board is paid an additional annual retainer of $2,250, payable monthly, for his additional duties and responsibilities. Also, the Chairman of the audit committee, as well as that committee’s financial expert, are each paid an additional annual retainer of $1,312.50 for their respective additional duties and responsibilities.

In addition to the annual retainer, nonemployee directors of the Corporation are eligible to be paid a variable fee. The variable fee is calculated using the total fees paid to a director for services performed during the previous calendar year, multiplied by the percentage of base compensation payable to officers of the Bank for the preceding year under the Bank’s incentive bonus plan. As a result of the Bank’s overall 2008 financial results, no such fee was paid during 2008.

Under the terms of the Compensation Plan for Nonemployee Directors, our nonemployee directors may select the manner in which he or she is paid their fixed fees (the retainer amounts and committee meeting fees), as well as his or her respective variable fees. Fixed fees may be paid (1) in cash, (2) in shares of our common stock, (3) to a deferred cash account, or (4) to a deferred stock account (payable only in shares of our common stock). Variable fees are payable only in shares of our common stock or to a deferred stock account. For fees payable in 2009, the nonemployee directors elected to receive all fixed fees in shares of our common stock. No payout of variable fees is anticipated for 2009.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The primary purpose of the compensation committee of the Board of Directors is to assist the Board in discharging its responsibilities related to the compensation of the Corporation’s executive officers. Its responsibilities are more fully described in its charter, which is available on the Corporation’s website.

The compensation committee reports that it has reviewed and discussed with the Corporation’s management the Compensation Discussion and Analysis set forth above. Based on that review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Proxy Statement for the 2009 Annual Meeting of Shareholders.

Randolph E. Rudisill (Chairman)
Dona Scott Laskey
Gary R. Boss

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, the compensation committee consisted of directors Randolph E. Rudisill, W. Rickard Scofield, Gary R. Boss, Dagmar K. Moore, and John M. Pfeffer. Mr. Scofield (who has since resigned from the Board) was also the Chairman of the Board of Directors, but was not an employee of the Corporation or Bank. None of the other members of the compensation committee were officers or employees of the Corporation during 2008, former officers of the Corporation, or had any relationship otherwise requiring disclosure in this section.

RELATED PARTY TRANSACTIONS

On October 16, 2008, the Corporation sold an aggregate of 57,556 shares of its common stock to the following persons, all of whom were directors, a director emeritus, or an executive officer at the time of the sale (Messrs. Pfeffer, Boss, and Scofield, and Ms. Bacalis have since resigned from the Board of Directors, and Mr. Naudi has since resigned as an executive officer of the Corporation):

Purchaser	Number of Shares

John M. Pfeffer	6,667
James R. McAuliffe	1,111
Athena Bacalis	6,667
Ronald L. Long	8,889
R. Michael Yost	4,000
Richard Hopper	6,667
Barbara Draper	4,444
Gary R. Boss	667
Randolph E. Rudisill	6,667
Robin C. Naudi	1,111
W. Rickard Scofield	8,444
Harry Griffith (director emeritus)	2,222
57,556

The sales price per share for all of these sales was $4.50, the closing price of the Corporation’s common stock on the date the sale of the shares was approved by the Board of Directors. The aggregate proceeds of the sale to the Corporation, $259,002, were used to help fund the Corporation’s repayment of its outstanding loan to a third party lender.

In addition, certain directors and officers of the Corporation have had, and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations or members of partnerships which have had, and are expected to have in the future, transactions with the Bank. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectability or present other unfavorable features.

All such future related party transactions will be made in the ordinary course of business, on terms no less favorable to the Corporation or the Bank than with other customers. Loans with related parties in excess of $1,500,000 are subject to approval by a majority of the Corporation’s independent, outside, disinterested directors. The Corporation applied this policy regarding related party transactions to all of the transactions described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Securities Exchange Act of 1934, the Corporation’s directors and executive officers, as well as any person holding more than 10% of its common stock, are required to report initial statements of ownership of the Corporation’s securities and changes in such ownership to the Securities and Exchange Commission. To our knowledge, and based solely upon our review of all required reports furnished to us, all the required reports were timely filed, except to the extent otherwise disclosed by us in prior years’ proxy statements.

OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 27, 2009 as to any person who is known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Section 13D Group(1)	240,988	7.72%
See footnote (1) for addresses

Moross Limited Partnership(2)	362,195	11.61%
15621 Windmill Pointe Drive
Grosse Pointe Park, MI 48230

(1)	Based on information set forth in a Schedule 13D filed with the Securities and Exchange Commission (SEC) on January 14, 2009. The Schedule 13D reported that the shares are beneficially owned, collectively, by the following group:

Beneficial Owner	No. of Shares	Business Address

Andrew D. Parker & Amy J. Parker JTTN	13,500	625 Eager Road, Howell, Michigan 48843
Andrew D. Parker Trust dated 5/9/02	26,184	625 Eager Road, Howell, Michigan 48843
Amy J. Parker	1,140	625 Eager Road, Howell, Michigan 48843
Robert W. & Maxine C. Parker Foundation	41,450	625 Eager Road, Howell, Michigan 48843
T. Gilbert Parker(3)	30,094	2171 Peavy Road, Howell, Michigan 48443
Elinor D. Burgher Trust	45,000	P.O. Box 440, Howell, Michigan 48443
Thomas M. Kellogg Living Trust	73,120	1250 Bryon Road, Howell, Michigan 48843
Howell Dental Center Pension Plan	5,600	1250 Bryon Road, Howell, Michigan 48843
Howell Dental Center Profit Sharing Plan	4,900	1250 Bryon Road, Howell, Michigan 48843

Each of such beneficial owners is reported to have sole voting and dispositive power over the shares reported, except that Mr. and Mrs. Andrew and Amy Parker are reported to have shared voting and dispositive power over their shares and the Elinor D. Burgher Trust is reported to have shared voting and dispositive power over its shares.

(2)	Based on information set forth in a Schedule 13D filed with the SEC on March 13, 2009, by Moross Limited Partnership reporting sole voting and dispositive power as to 240,435 shares. The Schedule 13D indicates that Moross Limited Partnership is a Michigan limited partnership comprised of its general partner, Pacesetter Management, Inc., and a limited partner, Windmill Trust. The President of Pacesetter Management, Inc. is reported to be Stanley B. Dickson, Jr. Also based on information set forth in a Form 4 filed with the SEC on March 23, 2009, by Mr. Dickson reporting beneficial ownership of 362,195 shares, which the Corporation believes includes the shares held by Moross Limited Partnership.

The following table sets forth certain information as of April 6, 2009, as to the common stock of the Corporation owned beneficially by each director, each Named Executive Officer, and all directors and Named Executive Officers of the Corporation as a group.

Name of Beneficial Owner	Number of Shares(1)		Percent of Class

Gary R. Boss	4,802	(2)	*
Barbara Draper	23,185	(2)	*
Richard F. Hopper	9,802	(2)	*
Dona Scott Laskey	47,135	(2)	1.51%
Ronald L. Long	12,558		*
James R. McAuliffe	10,249	(2)	*
Nancy Morgan	5,717		*
T. Gilbert Parker(3)	30,094		*
Randolph E. Rudisill	10,631	(2)(4)	*
Janice Trouba	3,775		*
R. Michael Yost	10,695	(5)	*
Robin Naudi(6)	1,111	(7)	*
All Named Executive Officers and
Directors as a Group (12 persons)	169,754		5.43%

*Represents less than one percent

(1)	This information is based upon the Corporation’s records as of April 6, 2009, and information supplied by the persons listed above. The number of shares stated in this column include shares owned of record by the shareholder and shares which, under federal securities regulations, are deemed to be beneficially owned by the shareholder. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or shared voting and investment power with their respective spouses, with respect to all shares beneficially owned.
(2)	The following directors are credited additional shares under the Corporation’s deferred compensation plan for directors. Those shares which are excluded from the amount shown above are as follows: Gary Boss - 6,424 shares; Barbara Draper - 541 shares; Richard F. Hopper - 6,358 shares; Dona Scott Laskey - 3,176 shares; James R. McAuliffe - 10,852 shares; and Randolph E. Rudisill - 12,186 shares.
(3)	Mr. Parker has been appointed to the Board subject to regulatory approval, which is pending.
(4)	Includes 400 shares held as custodian for Mr. Rudisill’s minor child and grandchild.
(5)	Includes 54 shares held jointly with child.
(6)	Mr. Naudi is the former Senior Vice President and Senior Lender of the Bank. He resigned as of March 6, 2009.
(7)	Based on information set forth in a Form 4 filed with the SEC on October 20, 2008.

SHAREHOLDER PROPOSALS

Shareholders who intend to submit a proposal for inclusion in the Corporation’s proxy materials for the Annual Meeting of Shareholders in 2010 may do so by following the procedures described in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Corporation’s Secretary no later than December ___, 2009. Proposals of shareholders should be addressed to the attention of Secretary, 101 East Grand River, Howell, Michigan, 48843. In addition, under the Corporation’s Bylaws, no business may be brought before an annual meeting unless it is specified in a notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered written notice to the Corporation’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action), not less than 30 days prior to the date of the originally scheduled meeting, unless less than 40 days’ notice of the meeting is given by the Corporation, in which case the shareholder’s proposal must be received by the Corporation by the close of business on the 10th day following the date on which the notice of the meeting is first mailed to shareholders. This requirement is separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Corporation’s proxy materials. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2010 Annual Meeting of Shareholders, SEC rules generally permit management to vote proxies at its discretion if we (1) receive notice of the proposal before the close of business on _________________, 2010 and advise shareholders in the 2010 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) do not receive notice of the proposal prior to the close of business on __________________, 2010.

OTHER BUSINESS

The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation. In addition, the Corporation has engaged The Altman Group to solicit proxies from shareholders for the Annual Meeting. The fees payable to The Altman Group are expected to be between $5,000 and $10,000. These fees and any other costs of soliciting proxies will be borne by the Corporation.

The Summary Annual Report of the Corporation for 2008 and the Form 10-K is included with this Proxy Statement. Copies of the reports will also be available for all shareholders attending the Annual Meeting.

Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

MISCELLANEOUS

As part of our efforts to cut unnecessary expenses and conserve the environment, the Corporation has elected to provide Internet access to quarterly announcements and reports rather than mailing paper reports in the future. This reduces postage and printing expenses and paper waste. Information regarding current and future reports is available at www.fnbh.com/investorrelations.php. If you are unable to access this information on the Internet or desire to request a printed copy of any of this information, requests may be made in writing to the attention of the Corporate Secretary at FNBH Bancorp, Inc., P O Box 800, 101 East Grand River, Howell, MI 48844-0800 or by calling in your request to the Executive Office at 517-545-2201.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nancy Morgan

Nancy Morgan
Secretary
April ___, 2009

FORM OF PROXY CARD

ANNUAL MEETING OF SHAREHOLDERS OF

FNBH BANCORP INC

May 28, 2009
10:00 am
101 East Grand River
3rd Floor Community Room
Howell, MI 48843

PROXY VOTING INSTRUCTIONS

INTERNET - Access http://www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-766-9437) in the United States or ____________ from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER ________________

ACCOUNT NUMBER ________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2009.

The accompanying Proxy Statement and the 2008 Annual Report are available at www.amstock.com/proxyservices/viewmaterials.asp and under the “Investor Relations” tab on our website (www.fnbh.com).

Whether or not you return a proxy card, you are invited to attend the Annual Meeting in person. If you need directions to the location of the meeting or additional information about attending the meeting and voting in person, please contact Nancy Morgan at (517) 545-2218 or nmorgan@fnbh.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 & 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. [X]

1. ELECTION of three (3) Directors for a three (3) year term expiring in 2012.

[__] FOR ALL NOMINEES

[__] WITHHOLD AUTHORITY FOR ALL NOMINEES

[__] FOR ALL EXCEPT (See instructions below)

O Richard F. Hopper

O Ronald L. Long

O T. Gilbert Parker

INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here •

2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the year 2009. FOR [__] AGAINST [__] ABSTAIN [__]

3. To consider and vote upon a proposal to amend our Restated Articles of Incorporation to increase the number of authorized shares of common stock from 4,200,000 shares to 7,000,000 shares. FOR [__] AGAINST [__] ABSTAIN [__]

4. To authorize and vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting. FOR [__] AGAINST [__] ABSTAIN [__]

Authorized Signatures - Sign Below - This section must be completed for your instructions to be executed.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method [__]

Signature of Shareholder _____________________ Date _________________
Signature of Shareholder _____________________ Date _________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FNBH BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) R. Michael Yost and Dona Scott Laskey and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of FNBH Bancorp, Inc. held of record by the undersigned on April 6, 2009, at the annual meeting of the shareholders to be held on May 28, 2009, or any adjournment thereof.

(Continued and to be signed on the reverse side)